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                                                                  Exhibit 10.13

                           LOAN AND SECURITY AGREEMENT
                                  BY AND AMONG
                               SILICON VALLEY BANK
                                       AND
                                   KANBAY LLC,
                    KANBAY INCORPORATED, KANBAY EUROPE LTD.,
                           KANBAY AUSTRALIA PTY. LTD.,
                        MEGATEC PTY. LTD., KANBAY HK LTD.

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        THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), dated as of April
19, 2000, by and among SILICON VALLEY BANK ("Bank"), a California-chartered bank ("Bank"), with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054, and with a loan production office located at 9701 West Higgins Road, Suite 150, Rosemont, IL 60018, KANBAY LLC, a Delaware limited liability company ("Kanbay"), with its principal place of business at 6400 Shafer Court, Suite 100, Rosemont, IL 60018, KANBAY INCORPORATED, an Illinois corporation ("Kanbay Inc."), with its principal place of business at 6400 Shafer Court, Suite 100, Rosemont, IL 60018, KANBAY EUROPE LTD., a company formed under the laws of the United Kingdom ("Kanbay Europe"), with its principal place of business at Compass House, Vision Park, Histon, Cambridge, UK CBD 9AD, KANBAY AUSTRALIA PTY. LTD., a company formed under the laws of Australia ("Kanbay Australia"), with its principal place of business at 602 Whitehorse Road, Mitcham, Victoria 3132, Australia, MEGATEC PTY. LTD., a company formed under the laws of Australia ("Megatec"), with its principal place of business at 602 Whitehorse Road, Mitcham, Victoria 3132, Australia, and KANBAY HK LTD., a company formed under the laws of Hong Kong ("Kanbay HK"), with its principal place of business at 12th Floor Shiu Fung Hong Bldg., Suite 1201, 23 Wing Lok Street, Sheung Wan, Hong Kong (Kanbay and Kanbay Inc. being sometimes herein called collectively the "Domestic Borrowers" and each individually a "Domestic Borrower", Kanbay Europe, Kanbay Australia, Megatec and Kanbay HK being sometimes herein called collectively the "Foreign Borrowers" and each individually a "Foreign Borrower", and the Domestic Borrowers and Foreign Borrowers being sometimes herein called collectively the "Borrowers" and each individually a "Borrower"), provides the terms on which Bank will lend to Borrowers and Borrowers will, jointly and severally, repay Bank.

                                   WITNESSETH:

        WHEREAS, each of Kanbay Inc., Kanbay Europe, Kanbay Australia, Megatec and Kanbay HK are directly or indirectly wholly-owned (or 99.9% owned) subsidiaries of Kanbay; and

        WHEREAS, each of the Borrowers desires the Bank to make Credit Extensions to Kanbay as herein set forth to provide for the Borrowers' general corporate purposes and working capital needs and each Borrower expects to derive direct or indirect benefits from the Credit Extensions, and it is understood and acknowledged that Credit Extensions made hereunder, whether made to or for the benefit of Kanbay or to any other Borrower, are for the benefit of Kanbay and each of the other Borrowers;

        NOW, THEREFORE, in consideration of the premises hereof (which the parties agree are hereby incorporated into and made a part of their agreement herein), of the mutual agreements herein contained, and of any loans, advances or other financial accommodations or extensions of credit now or hereafter made to or for the benefit of any of Borrowers by Bank, the parties hereby agree as follows:

1       ACCOUNTING AND OTHER TERMS

        Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation" in this Agreement or any Loan Document. Capitalized terms in this Agreement that are not otherwise defined herein shall have the meanings set forth in Section 13. THIS AGREEMENT SHALL BE CONSTRUED TO IMPART UPON BANK A DUTY TO ACT REASONABLY AT ALL TIMES.

2       LOAN AND TERMS OF PAYMENT

2.1 CREDIT EXTENSIONS. Borrowers will pay Bank in accordance with the terms of this Agreement the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions. It is understood and agreed that all Credit Extensions shall be to or for the account of Kanbay, and Kanbay shall distribute or use same to or for the account of the other Borrowers as it determines (subject to the terms and conditions hereof).

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2.1.1   REVOLVING ADVANCES.

        (a) Bank will make Advances to Kanbay not exceeding the Committed Guaranteed Revolving Line. Advances will be made under the Committed Guaranteed Revolving Line prior to making any Advances under the Committed A/R Revolving Line and no Advances will be made under the Committed A/R Revolving Line unless and until Advances exhausting all of the Committed Guaranteed Revolving Line are outstanding. Amounts borrowed under the Committed Guaranteed Revolving Line may be repaid and reborrowed during the Term of this Agreement prior to the Revolving Maturity Date; provided, however, that any amounts outstanding at any time under the Committed Guaranteed Revolving Line may not be repaid in whole or in part, unless and until (i) all amounts borrowed under the Committed A/R Revolving Line AND all amounts borrowed under the Term Loan are fully repaid and not outstanding, or (ii) all amounts borrowed under the Committed A/R Revolving Line are fully repaid and not outstanding AND Kanbay has achieved quarterly profitability on a consolidated basis for two consecutive quarters adequate for Debt Service Coverage of 2.00X with respect to the Term Loan (herein called "Required Profitability"), or (iii) Kanbay has raised at least $3,000,000 in new equity. For purposes hereof, the term "Debt Service Coverage" for any quarter shall mean (A) Kanbay's consolidated quarterly Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), divided by (B) the sum of (1) the current maturities under the Term Loan divided by 4, plus (2) the Interest Expense for the Term Loan for such quarter.

        (b) In addition to Advances made under the Committed Guaranteed Revolving Line, Bank will make Advances to Kanbay not exceeding (A) the Committed A/R Revolving Line minus the FX Reserve then being used, or (B) the Borrowing Base less the amount outstanding under the Term Loan until such time as Kanbay has achieved Required Profitability, whichever is less, in each case minus the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). Amounts borrowed under the Committed A/R Revolving Line may be repaid and reborrowed during the term of this Agreement prior to the Revolving Maturity Date.

        (c) To obtain an Advance, Borrowers must notify Bank by facsimile or telephone by 3:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrowers must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to Kanbay's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due, in which event the Bank will provide reasonable prompt notice to Borrowers of such Advance made without instructions. Bank may rely on any telephone notice given by a Person whom Bank believes is a Responsible Officer or designee. Borrowers will indemnify Bank for any loss Bank suffers due to that reliance.

        (d) Each of the Committed Guaranteed Revolving Line and Committed A/R Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

2.1.2 LETTERS OF CREDIT. Bank will issue or have issued Letters of Credit for Borrowers' account not exceeding (i) the lesser of the Committed A/R Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of the Advances made under the Committed A/R Revolving Line, but the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed $250,000.00. Each Letter of Credit will expire no later than the earlier of (i) one year after the issuance thereof (i.e. on the first anniversary of the date of issuance thereof), or (ii) 180 days after the Revolving Maturity Date, provided Borrowers' Letter of Credit reimbursement obligation is secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Letters of Credit will be evidenced by and issued, pursuant to the Bank's normal application therefor completed by Borrowers and shall be subject to all customary terms and conditions and customary fees and charges imposed by the Bank for Letters of Credit.

2.1.3 FOREIGN EXCHANGE SUBLIMIT. If there is availability under the Committed A/R Revolving Line and the Borrowing Base, then Borrowers may enter in foreign exchange forward contracts with the Bank under which Borrowers commit to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contract"). Bank will subtract 10% of each outstanding FX

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Forward Contract from the foreign exchange sublimit which is a maximum of
$100,000.00 (the "FX Reserve"). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs.

2.1.4   TERM LOAN.

        (a) Bank will make a Term Loan available to Borrowers on the Closing Date only. The Term Loan may be used only to pay off and refinance existing lease/Equipment indebtedness currently owed by Kanbay Inc. to Bank One. The amount outstanding under the Term Loan will be subject to the Borrowing Base unless and until such time as Kanbay achieves Required Profitability.

        (b) Borrowers will pay thirty (30) equal monthly installments of principal plus Interest thereon (the "Term Loan Payment"). Each Term Loan Payment is payable on the 18th day of each month during the term of the Term Loan. Borrowers' final Term Loan Payment due on the Term Loan Maturity Date includes all outstanding Term Loan principal and accrued interest. Borrowers will deliver to Bank with the request for the Term Loan an invoice for Equipment being refinanced.

        (c) The Term Loan accrues interest at 2.00 percentage points above the Prime Rate.

2.2 OVERADVANCES. If Borrowers' Obligations under Sections 2.1.1(b), 2.1.2 and 2.1.3 exceed the lesser of either (i) the Committed A/R Revolving Line or
(ii) the Borrowing Base, Borrowers must immediately pay in cash to Bank the excess.

2.3     REVOLVING LINE INTEREST RATES; PAYMENTS.

        (a) Interest Rate. Advances made under the Committed Guaranteed Revolving Line accrue interest on the outstanding principal balance at a per annum rate of 75 basis points (.75 percentage points) above the Prime Rate. Advances made under the Committed A/R Revolving Line accrue interest on the outstanding principal balance at a per annum rate one and one-half (1 1/2) percentage points above the Prime Rate. After an Event of Default, all Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

        (b) Payments. Interest is payable in arrears on the first (1st) day of each month. Bank may debit any of Domestic Borrowers' deposit accounts including Account Number 3300229901 for principal and interest payments then due and payable or any amounts Borrowers owe Bank. Bank will notify Kanbay when it debits Kanbay's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue at the then applicable rate.

2.4     FEES. Borrowers will pay to Bank:

        (a) Facility Fee. A fully earned, non-refundable facility fee of $30,000.00 is due on the Closing Date; and

        (b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Closing Date when due.

2.5 ADDITIONAL COSTS. If any law or regulation increases Bank's costs or reduces its income for any loan, Borrowers will pay the increase in cost or reduction in income or additional expense. Bank agrees that it will allocate any increased costs among its customers similarly affected in good faith and in a manner consistent with Bank's customary practice.

2.6 MAXIMUM INTEREST. It is the intention of Bank and Borrowers to comply with the laws of the State of Illinois, and notwithstanding any provision to the contrary contained herein or any other Loan Document, the

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Borrowers shall not be required to pay, and Bank shall not be permitted to collect, any amount in excess of the maximum amount of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined to have been provided for by a court of competent jurisdiction in this Agreement or in any of the other Loan Documents, then in such event (i) the Borrowers shall not be obligated to pay any Excess Interest, (ii) any Excess Interest that the Bank may have received hereunder shall be, at the Bank's sole option, (A) applied as a credit against either the outstanding principal balance of the Advances or accrued and unpaid interest hereon, (B) refunded to the payor thereof, or (C) any combination of the foregoing; (iii) the interest rate(s) provided for herein shall be automatically reduced to the maximum rate allowed under applicable law, and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction; and (iv) the Borrowers shall not have any action against the Bank for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if any interest payment or other charge or fee payable hereunder or under any of the other Loan Documents exceeds the maximum amount then permitted by applicable law, then to the extent permitted by law, the Borrowers shall be obligated to pay the maximum amount then permitted by applicable law and the Borrowers shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charge and fees otherwise due (in the absence of such restraint imposed by applicable law) have been paid in full.

2.7 LOCK BOX ACCOUNT. Domestic Borrowers shall establish a lock box account in Kanbay Inc.'s name with Bank by simultaneously herewith executing the Bank's Lockbox Service Subscriber Agreement (the "lock box agreement") to which Domestic Borrowers will cause to be deposited all remittances in the identical form in which such payment was made, whether by cash, check or otherwise. Domestic Borrowers will notify all customers to remit all payments directly to said lock box account as provided in said lock box agreement. When any Event of Default occurs and continues, Domestic Borrowers agree that all payments made to such lock box or otherwise received by Bank, whether on the Accounts or as proceeds of other Collateral or otherwise, at Bank's sole discretion, will be the sole and exclusive property of Bank and applied on account of the Obligations and, if Bank so elects to apply said payments to the Obligations, after allowing one (1) business day for collection, Bank may credit (conditional upon final collection) all payments received through the lock box to the account of Borrowers; and after and during the continuance of any Event of Default, Borrowers and any Affiliates, subsidiaries, shareholders, directors, officers, employees, agent or other Persons acting for or in concert with Borrowers shall, acting as Trustee for Bank, receive, as the sole and exclusive property of Bank, any monies, checks, notes, drafts or any other payments relating to and/or proceeds of Accounts or other Collateral that come into their possession or under their control and immediately upon receipt thereof, Borrowers shall remit the same or cause the same to be remitted to Bank. Borrowers agree to pay to Bank any and all customary fees, costs and expenses that Bank incurs in connection with opening, operating and maintaining the lock box and depositing for collection by Bank any check or item of payment received and/or delivered to the Bank on account of the Obligations and Borrowers further agree to reimburse Bank for any claims asserted by any party in connection with the lock box or any returned or uncollected checks received by Bank as proceeds of the Collateral.

3       CONDITIONS OF LOANS

3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires. Borrowers will deliver to Bank with the request for the initial Advance under the Committed Guaranteed Revolving Line and the Term Loan a payoff letter from Banc One.

3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

        (a)    timely receipt of any Payment/Advance Form; and

        (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or shall result from the Credit Extension. Each Credit Extension is Borrowers'

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representation and warranty on that date that the representations and warranties in Section 5 remain materially true.

4       CREATION OF SECURITY INTEREST

4.1 GRANT OF SECURITY INTEREST. Borrowers grant Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrowers' duties under the Loan Documents. Except for Permitted Liens (other than the liens arising under this Agreement or other Loan Documents), any security interest granted under this Agreement or any other Loan Document will be a first priority security interest in the Collateral owned by any Domestic Borrower and located in the United States. Bank may place a "hold" on any deposit account pledged as Collateral. If the Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrowers fully satisfy their Obligations. In addition, each of the Foreign Borrowers agree upon request by the Bank to enter into an additional agreement or agreements granting Bank a security interest in all presently existing and later-acquired Collateral owned by such Foreign Borrower in substantially the form and substance of the grant of security interest hereunder with applicable changes as required by applicable local law. The grant of security in the Collateral owned by such Foreign Borrower shall be perfected in accordance with applicable local law and as provided in said agreement(s) and shall be accompanied by an opinion or opinions of local counsel furnished by such Foreign Borrower satisfactory to Bank.

4.2 ADDITIONAL COLLATERAL - STOCK PLEDGE. The payment and performance of the Obligations are also secured by a certain Stock Pledge Agreement, of even date herewith, by Kanbay in favor of the Bank, pursuant to which Kanbay pledges all of the stock of Kanbay Inc. Such pledge shall be perfected by delivery of possession to Bank of certificates evidencing the stock of Kanbay Inc. together with stock powers executed in blank as provided in said Stock Pledge Agreement. In addition, Kanbay agrees upon request at any time by Bank to enter into and cause any applicable Subsidiary to enter into an additional stock pledge agreement or agreements in favor of the Bank to further secure the payment and performance of the Obligations, pursuant to which Kanbay and such Subsidiaries will pledge all of their stock in the Foreign Borrowers, in substantially similar form as the said Stock Pledge Agreement with applicable changes required by applicable local law. The pledge in the stock of the Foreign Borrowers shall be perfected in accordance with applicable local law and as provided in said stock pledge agreement(s) and shall be accompanied by an opinion or opinions of local counsel furnished by Kanbay satisfactory to Bank.

5       REPRESENTATIONS AND WARRANTIES

        Borrowers represent and warrant as follows:

5.1 DUE ORGANIZATION AND AUTHORIZATION. Each Borrower and each of their respective Subsidiaries is duly existing and in good standing in its state or country of formation and qualified and licensed to do business in, and in good standing in, any state or other jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

        The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with any Borrower's formations documents, nor constitute an event of default under any material agreement by which any Borrower is bound. No Borrower is in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2 COLLATERAL. Borrowers have good title to the Collateral, free of Liens except Permitted Liens. Except as disclosed on the Schedule attached hereto, no other Person has any blanket lien covering all or a substantial part of the Collateral owned by any Foreign Borrower. The Eligible Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor (subject to usual and customary warranties with respect to such service or property issued by Borrowers in the ordinary course of business). No Borrower has notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. Any Inventory is in all material

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respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. To Borrowers' knowledge, each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party.

5.3 LITIGATION. Except as shown in the Schedule, there are no actions or proceedings pending or, to any Borrower's knowledge, threatened by or against any Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements for Kanbay and any Subsidiary delivered to Bank fairly present in all material respects Kanbay's consolidated financial condition and Kanbay's consolidated results of operations. There has not been any material deterioration in Kanbay's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5 SOLVENCY. Each Borrower is able to pay its debts (including trade debts) as they mature.

5.6 REGULATORY COMPLIANCE. No Borrower is an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. No Borrower is engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Each Domestic Borrower has complied with the Federal Fair Labor Standards Act. No Borrower has violated any laws, ordinances or rules, the violation of which could cause a Material Adverse Change. None of any Borrower's or any Subsidiary's properties or assets has been used by any Borrower or any Subsidiary or, to the best of Borrowers' knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Each Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes. Each Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7 SUBSIDIARIES. No Borrower owns any stock, partnership interest or other equity securities except for Permitted Investments and except for Kanbay's ownership of all of the issued and outstanding capital stock of Kanbay Inc., all (or 99.9%) of the issued and outstanding capital stock of Kanbay Australia and Kanbay Europe, and indirect ownership of all (or 99.9%) of the issued and outstanding capital stock of Kanbay HK, and Kanbay Australia's ownership of all (or 99.9%) of the issued and outstanding capital stock of Megatec.

5.8 FULL DISCLOSURE. No representation, warranty or other statement of any Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make such representations, warranties and statements contained in such certificates or written statements not misleading.

6       AFFIRMATIVE COVENANTS

        Borrowers will do all of the following:

6.1 GOVERNMENT COMPLIANCE. Each Borrower will maintain its and all its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on such Borrower's business or operations. Each Borrower will comply, and have each of its Subsidiaries comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on such Borrower's business or operations or cause a Material Adverse Change.

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6.2     FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

        (a) Borrowers will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, company prepared consolidated and consolidating balance sheets, income statements and statements of cash flows covering Kanbay's consolidated operations during the period, in a form acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but no later than 90 days after the end of Kanbay's fiscal year, audited consolidated and consolidating financial statements prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank; (iii) within 5 days after any Members, Managers or Board of Directors meeting, copies of all materials, reports and packages submitted to the members, managers or directors; (iv) a prompt report of any legal actions pending or, to Borrower's knowledge, threatened against any Borrower or any Subsidiary that could result in damages or costs to any Borrower or any Subsidiary of $100,000 or more; (v) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of any Borrower in or to any Copyright, Patent or Trademark or knowledge of an event that materially adversely affects the value of the Intellectual Property; (vi) budgets, booking/backlog reports, sales projections, operating plans or other financial information Bank reasonably requests; and (vii) as soon as available, but no later than 90 days after the end of Kanbay's fiscal year a company prepared balance sheet, income statement and statement of cash flows for each Foreign Borrower covering such Foreign Borrower's operations during the fiscal year, in a form reasonably acceptable to Bank and certified by a Responsible Officer.

        (b) Within 20 days after the last day of each month during which any Credit Extension is outstanding, Borrowers will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of Kanbay Inc.'s accounts receivable and accounts payable.

        (c) Within 30 days after the last day of each month, Borrowers will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

        (d) Within 90 days after the end of Kanbay's fiscal year, Borrowers will deliver to Bank with the audited financial statements, a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D and a CPA Management Letter to be requested by Kanbay.

        (e) Bank has the right to audit Kanbay Inc.'s Accounts at Borrowers' expense, but the audits will be conducted no more often than twice every 12 months unless an Event of Default has occurred and is continuing. The first such audit will be conducted within 45 days after the initial Credit Extension.

6.3 INVENTORY; RETURNS. Borrowers will keep all Inventory, if any, in good and marketable condition, free from material defects. Returns and allowances between each Borrower and its account debtors will follow such Borrower's customary practices as they exist at the Closing Date. Borrowers must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than $50,000.

6.4 TAXES. Each Borrower will make, and cause each of its Susbsidiaries to make, timely payment of all material foreign, federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5 INSURANCE. Borrowers will keep their businesses and the Collateral insured for risks and in amounts as is customary for companies engaged in similar business as Borrowers'; provided, however, that after the occurrence of any Event of Default, Borrowers will keep their businesses and the Collateral insured for risks and in amounts as Bank reasonably requests. Insurance policies will be in a form and with companies that are satisfactory to Bank. All property policies will have a lender's loss payable endorsement showing Bank as a loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrowers will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations.

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        Unless Borrowers provide Bank with evidence of the insurance coverage required herein, Bank may purchase insurance at Borrowers' expense to protect its interests in the Collateral. This insurance may, but need not, protect Borrowers' interests. The coverage that Bank purchases may not pay any claim that any Borrower makes or any claim that is made against any Borrower in connection with the Collateral. Borrowers may later cancel any insurance purchased by Bank, but only after providing Bank with evidence that Borrowers obtained insurance as required by this Agreement. If Bank purchases insurance for the Collateral, Borrowers will be responsible for the costs of that insurance, including interest and any other charges Bank may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to Borrowers' total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance Borrowers may be able to obtain on their own.

6.6 PRIMARY ACCOUNTS. Domestic Borrowers will maintain their primary depository and operating accounts with Bank.

6.7     FINANCIAL COVENANTS.

        Borrowers will maintain as of the last day of each month, unless otherwise noted:

        (a) QUICK RATIO. A ratio of Quick Assets to Current Liabilities minus Deferred Revenue and any current portions of Subordinated Debt and/or the Committed Guaranteed Revolving Line, of at least 0.80 to 1.00 through September 30, 2000, and of at least 1.00 to 1.00 from and after September 30, 2000.

        (b) PROFITABILITY. Kanbay may not incur a consolidated Loss for the quarter ended December 31, 1999 in excess of $3,000,000.00, incur a consolidated Loss for the quarter ending March 31, 2000 in excess of $1,500,000.00, incur a consolidated Loss for the quarter ending June 30, 2000 in excess of $250,000.00, or fail to earn a Profit on a consolidated basis for any subsequent quarter.

6.8 REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS. At Bank's request, Borrowers will register with the United States Copyright Office any software material to the business of Borrowers any Borrower has, develops or acquires, and thereafter additional software rights developed or acquired, including significant revisions, additions or improvements to the software or revisions, additions or improvements which significantly improve the functionality of the software, before the sale or licensing to any third party of the software or any product based on or containing any software. Borrowers will promptly notify Bank upon any Borrower's filing of any application or registration of any Intellectual Property rights with the United States Patent and Trademark Office and Borrowers will execute and deliver any and all instruments and documents as Bank may require to evidence or perfect Bank's security interest in such application or registration.

        At all times during the term of this Agreement, Borrowers will: (i) in Borrowers' business judgment protect, defend and maintain the validity and enforceability of the Intellectual Property; (ii) promptly advise Bank in writing of material infringements of the Intellectual Property; and (iii) not allow any Intellectual Property to be abandoned, forfeited or dedicated to the public without Bank's written consent.

6.9 FURTHER ASSURANCES. Each Borrower will execute any further instruments and take further action as Bank requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7       NEGATIVE COVENANTS

        No Borrower will do any of the following without the Bank's written consent, which will not be unreasonably withheld:

7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, including intellectual Property, other than a Transfer (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of such Borrower or its Subsidiaries in the ordinary

                                        9
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course of business; (iii) of worn-out or obsolete Equipment; (iv) between
Borrowers (provided that Transfers to Foreign Borrowers in the aggregate do not exceed $500,000.00 in any fiscal year, less the aggregate amount of Permitted Investments by Domestic Borrowers in Foreign Borrowers and Foreign Subsidiaries in such fiscal year); (v) by Kanbay Inc. in the ordinary course of business to Kanbay Software (India) Pvt. Ltd., a Subsidiary, to pay for services performed on behalf of Kanbay Inc. for its customers, to the extent same are billed to such customers, or (vi) other Transfers which in the aggregate do not exceed $50,000 in any fiscal year.

7.2 CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by such Borrower or reasonably related thereto or have a change in its ownership (other than the sale of Kanbay's equity securities in a public offering or to qualified investors) of greater of 25% or if Raymond Spencer ceases to be chief executive officer of Kanbay Inc. No Domestic Borrower will, without at least 30 days prior written notice to Bank, relocate its principal executive office or add any new office or business location.

7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except where (i) such transactions do not in the aggregate exceed $2,500,000.00, (ii) no Event of Default has occurred and is continuing or would exist after giving effect to the transactions, and (iii) Kanbay or such Subsidiary shall be the surviving corporation. A Subsidiary may merge or consolidate into another Subsidiary or into any Borrower provided that a Domestic Borrower may only merge or consolidate into another Domestic Borrower.

7.4 INDEBTEDNESS. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 ENCUMBRANCE. Create, incur, or allow any Lien on any of its property, including Intellectual Property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to Bank's first priority security interest granted herein, subject only to Permitted Liens.

7.6 INVESTMENTS; DISTRIBUTIONS. (i) Except as permitted in Section 7.3 hereof, directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (ii) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock; PROVIDED that dividends and distributions by Subsidiaries of any Borrower paid to such Borrower shall be permitted hereunder.

7.7 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter or permit any material transaction with any Affiliate, except transactions that are in the ordinary course of such Borrower's business and on terms no less favorable to such Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

7.8 SUBORDINATED DEBT. Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Bank's prior written consent.

7.9 COMPLIANCE. Undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could have a material adverse effect on such Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

7.10 FUNDAMENTAL CHANGES. Amend, modify or waive any term or provision of its organizational documents, including without limitation its articles or certificate of organization, articles or certificate of incorporation, certificates of designations pertaining to preferred units or preferred stock, by-laws, or operating agreement, unless required by law. Notwithstanding the foregoing, Kanbay shall be permitted to convert from a limited liability company to a Delaware corporation by transferring all of the assets and liabilities of Kanbay to

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a wholly-owned subsidiary in return for all of the capital stock of such subsidiary and the subsequent liquidation of Kanbay and distribution of such capital stock to the members of Kanbay, so long as and provided that (i) at least five (5) business days prior to such conversion, Kanbay provides Bank with copies of all agreements, instruments and documents evidencing such conversion, which shall be in form and substance reasonably satisfactory to Bank, and (ii) the successor corporation shall execute and deliver and cause to be delivered to Bank UCC financing statements, agreements and other documents as Bank may request, including without limitation a document ratifying the Loan Documents and assuming all of Kanbay's obligations thereunder, certified copies of the successor corporation's organizational documents, a Warrant to Purchase Preferred Stock (in lieu of the Warrant to Purchase Preferred Units) and an opinion of the successor corporation's counsel, in form and substance reasonably satisfactory to Bank.

8       EVENTS OF DEFAULT

        Any one of the following is an Event of Default:

8.1 PAYMENT DEFAULT. Borrowers fail to pay any of the Obligations within 3 days after their due date. During the 3-day additional period the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.2 COVENANT DEFAULT. Borrowers do not perform any obligation in Section 6 or Borrowers violate any covenant in Section 7 or Borrowers do not perform or observe any other material term, condition or covenant in this Agreement, any Loan Document, or in any agreement between any Borrower and Bank and as to any default under a term, condition or covenant that can be cured, have not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrowers' attempts in the 10 day period, and the default may be cured within a reasonable time, then Borrowers have an additional time (of not more than 30 days) to attempt to cure the default. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3 MATERIAL ADVERSE CHANGE. (i) A material impairment in the perfection or priority of Bank's security interest in the Collateral or in the value of such Collateral which is not covered by adequate insurance occurs; (ii) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrowers on a consolidated basis occurs; or (iii) a material impairment of the prospect of repayment of any portion of the Obligations occurs.

8.4 ATTACHMENT. (i) Any material portion of Borrowers' assets in the aggregate, or of the assets of any Domestic Borrower, is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days; (ii) any Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (iii) a judgment or other claim becomes a Lien on a material portion of any Borrower's assets; or (iv) a notice of lien, levy, or assessment is filed against any Borrower's assets by any government agency and not paid within 10 days after such Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by such Borrower (but no Credit Extensions will be made during the cure period);

8.5 INSOLVENCY. (i) Any Borrower shall be generally unable to pay its debts as such debts become due; (ii) any Borrower begins an Insolvency Proceeding; or
(iii) an Insolvency Proceeding is begun against any Borrower and not dismissed or stayed within 45 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6 OTHER AGREEMENTS. There is a default in any agreement between any Borrower and a third party that gives the third party the right to accelerate any indebtedness exceeding $100,000.00 or that could reasonably be expected to cause a Material Adverse Change;

8.7 JUDGMENTS. A money judgment(s) in the aggregate of at least $100,000.00 not covered by insurance is rendered against any Borrower and is unsatisfied and unstayed for 30 days (but no Credit Extensions will be made before the judgment is stayed or satisfied);

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8.8     MISREPRESENTATIONS. If any Borrower or any Person acting for any
Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement, any Loan Document, or in any communication delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

8.9 GUARANTY. Any guaranty of any Obligations hereafter issued ceases for any reason to be in full force or any Guarantor breaches any covenant or does not perform any obligation under any such guaranty of the Obligations, or any material misrepresentation or material misstatement exists then or thereafter in any warranty or representation in any such guaranty of the Obligations or in any certificate delivered to Bank in connection with any such guaranty, or any circumstance described in Sections 8.4, 8.5 or 8.7 occurs to any Guarantor.

8.10 OPINIONS OF COUNSEL. Foreign Borrowers fail to provide Opinion(s) of Counsel, in form and substance reasonably satisfactory to Bank's counsel, within thirty (30) days immediately following the Closing.

9       BANK'S RIGHTS AND REMEDIES

9.1 RIGHTS AND REMEDIES. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

        (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

        (b) Stop advancing money or extending credit for any Borrower's benefit under this Agreement or under any other agreement between any Borrower and Bank;

        (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

        (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrowers will assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

        (e) Apply to the Obligations any (i) balances and deposits of any Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

        (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, each Borrower's labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, each Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

        (g) Dispose of the Collateral according to the Code.

9.2 POWER OF ATTORNEY. When an Event of Default occurs and continues, each Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse such Borrower's name on any checks or other forms of payment or security; (ii) sign such Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under such Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign any one or more Borrower's name(s) on any

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documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrowers' attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3 ACCOUNTS COLLECTION. When an Event of Default occurs and continues, Bank may notify any Person owing any Borrower money of Bank's security interest in the funds and verify the amount of the Account. Each Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4 BANK EXPENSES. If any Borrower fails to pay any amount or furnish any required proof of payment to third persons Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5 BANK'S LIABILITY FOR COLLATERAL. If Bank complies with reasonable banking practices, Borrower bears all risk of loss, damage or destruction of the Collateral and Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person.

9.6 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7 DEMAND WAIVER. Each Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Bank on which such Borrower is liable.

10      NOTICES

        All notices, requests, demands and other communications hereunder shall be in writing, and shall be deemed to have been given when delivered in person or received by registered or certified U.S. mail, return receipt requested, postage and registration or certification fees prepaid, or delivered by reliable overnight delivery service, providing a receipt evidencing delivery, or by facsimile with a copy also delivered by any of the foregoing means:

        If to Bank, to:

                  Silicon Valley Bank
                  9701 West Higgins Road, Suite 150
                  Rosemont, IL 60018
                  Attention:  David Dailey, Vice President
                  Fax: (847)698-0635

        If to Borrowers, or any of them, to:

                  Kanbay LLC
                  6400 Shafer Court, Suite 100
                  Rosemont, IL 60018
                  Attention:  William Weissman, Chief Financial Officer
                  Fax: (847)318-1594

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or at such other address as hereafter shall be furnished by a notice sent in like manner by such addressee to the others.

11      CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

        THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

        BORROWERS AND BANK HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, THAT CANNOT BE RESOLVED BY THE PARTIES SHALL BE RESOLVED ONLY BY THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS. BORROWERS WAIVE IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

        BORROWERS HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT SERVICE OF PROCESS IN CONNECTION WITH ANY ACTION OR PROCEEDING INSTITUTED BY BANK IN THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS SHALL BE EFFECTIVE AS TO ALL BORROWERS IF SERVED UPON KANBAY AT 6400 SHAFER COURT, SUITE 100, ROSEMONT, IL 60018.

        BORROWERS AND BANK EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS, AND WAIVE IN CONNECTION WITH ANY ACTION OR PROCEEDING ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

        BORROWERS AND BANK EACH IRREVOCABLY WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION (INCLUDING, WITHOUT LIMITATION, ANY COUNTERCLAIM) ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12      GENERAL PROVISIONS

12.1 SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Borrower may assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

12.2 INDEMNIFICATION. Borrowers will indemnify, defend and hold harmless Bank and its officers, employees and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents, except for losses caused by Bank's gross negligence or willful misconduct; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and any Borrower (including reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

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12.3    TIME OF ESSENCE. Time is of the essence for the performance of all
Obligations in this Agreement.

12.4 SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 AMENDMENTS IN WRITING, INTEGRATION. All amendments to this Agreement must be in writing signed by both Bank and Borrowers. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersedes prior or contemporaneous negotiations or agreements. All prior or contemporaneous agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one Agreement.

12.7 SURVIVAL. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrowers in Section 12.2 to indemnity Bank will survive until 30 days after all statutes of limitations for actions that may be brought against Bank have run.

12.8 CONFIDENTIALITY. In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made; (i) to Bank's subsidiaries or affiliates in connection with their present or prospective business relations with Borrowers; (ii) to prospective transferees or purchasers of any interest in the Loans; (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either:
(a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no breach of this Section 12.8 by Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9 ATTORNEYS' FEES, COSTS AND EXPENSES. In any action or proceeding between any Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled, whether or not a lawsuit is filed.

12.10 GENDER AND NUMBER: HEADINGS. Whenever the context requires or permits, words used in the singular shall be construed to mean or include the plural and vice-versa, and pronouns of any gender or neuter shall be deemed to mean or include any other gender or neuter. The headings of various Articles and Sections of this Agreement have been inserted for convenience only, are not part of this Agreement, and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

12.11 JOINT AND SEVERAL LIABILITY. Borrowers shall be jointly and severally liable for the Obligations and all representations, warranties, covenants, indemnifications, duties and obligations of Borrowers or any Borrower.

12.12 REPRESENTATIVE OF BORROWERS. Each Borrower hereby irrevocably designates and appoints Kanbay as agent, representative and attorney-in-fact for each of them, in their names and on their behalf, (i) to receive all notices and take any and all actions Kanbay may deem appropriate in connection with this Agreement, the other Loan Documents and any of the transactions contemplated hereunder, as fully and effectively as each of them could act themselves, (ii) for the receipt of any services or notice of process, and (iii) for the settlement of any dispute or controversy arising hereunder or under any of the other Loan Documents.

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13      DEFINITIONS

13.1    DEFINITIONS.

        In addition to other terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below for purposes of this
Agreement:

        "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed any Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by any Borrower and such Borrower's Books relating to any of the foregoing.

        "ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Committed A/R Revolving Line or Committed Guaranteed Revolving Line.

        "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

        "BANK EXPENSES" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

        "BORROWER'S BOOKS" are all of any Borrower's books and records including ledgers, records regarding any Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

        "BORROWING BASE" is (i) 85% of Eligible Accounts of Kanbay Inc., plus
(ii) up to the lesser of (A) 50% of all unbilled Accounts of Kanbay Inc, that are no older than 30 days from the date of performance, or (B) $750,000.00, as determined by Bank from Borrower's most recent Borrowing Base Certificate.

        "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

        "CLOSING DATE" is April 20, 2000.

        "CODE" is the Illinois Uniform Commercial Code.

        "COLLATERAL" is the property described on EXHIBIT A.

        "COMMITTED A/R REVOLVING LINE" is an aggregate Credit Extension of up to a total of $4,500,000.00.

        "COMMITTED GUARANTEED REVOLVING LINE" is an aggregate Credit Extension of up to a total of $3,000,000.00.

        "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

        "COPYRIGHTS" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

        "CREDIT EXTENSION" is each Advance, Letter of Credit, or any other extension of credit by Bank for Borrowers' benefit.

        "CURRENT ASSETS" are amounts that under GAAP should be included on that date as current assets on Kanbay's consolidated balance sheet.

        "CURRENT LIABILITIES" are the aggregate amount of Borrowers' Total Liabilities which mature within one (1) year.

        "DEBT SERVICE COVERAGE" shall have the meaning set forth in Section 2.1.1(a).

        "DEFERRED REVENUE" is all amounts received in advance of delivery or performance and not yet recognized as revenue, including without limitation customer deposits, except to the extent that Bank deems any such amount as unacceptably at risk with respect to any failure by Borrowers to deliver or perform under the agreement creating such Deferred Revenue.

        "ELIGIBLE ACCOUNTS" are Accounts billed in the ordinary course of Domestic Borrowers' business that are owned to any Domestic Borrower and meet all Borrowers' representations and warranties in Section 5.2; BUT Bank may change eligibility standards by giving Borrowers 30 days prior written notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

        (a) Accounts that the account debtor has not paid within 75 days of invoice date;

        (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 75 days of invoice date;

        (c) Credit balances over 75 days from invoice date;

        (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 30% of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

        (e) Accounts for which the account debtor does not have its principal place of business in the United States except for Accounts for which the account debtor is located in Canada (excluding the provinces of Quebec, Newfoundland, Nova Scotia and Prince Edward Island);

        (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality ("Government Accounts"), except for Accounts of the United States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727) and except for up to $250,000.00 other Government Accounts;

        (g) Accounts for which any Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

        (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

        (i) Accounts for which the account debtor is any Borrower's Affiliate, officer, employee, or agent;

        (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

        (k) Accounts for which Bank reasonably determines collection to be doubtful.

        "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which any Borrower has any interest.

        "ERISA" is the Employee Retirement Income Security Act of 1974, and its regulations.

        "FX FORWARD CONTRACT" is defined in Section 2.1.3.

        "FX RESERVE" is defined in Section 2.1.3.

        "GAAP" is generally accepted accounting principles.

        "GUARANTOR" is any present or future guarantor of the Obligations.

        "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

        "INSOLVENCY PROCEEDING" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

        "INTELLECTUAL PROPERTY" is:

        (a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

        (b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created (other than work for hire created for any customer through services rendered by any Borrower), acquired or held;

        (c) All design rights which may be available to any Borrower now or later created, acquired or held;

        (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

        All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

        "INVENTORY" is present and future inventory in which any Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of any Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

        "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

        "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

        "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by any Borrower or Guarantor, and any other present or future agreement between any Borrower and/or for the benefit of Bank in connection with this Agreement, including without limitation the Warrant to Purchase Preferred Units and Stock Pledge Agreement, both of even date herewith, between Kanbay and the Bank, all as amended, extended or restated.

        "MATERIAL ADVERSE CHANGE" is defined in Section 8.3.

        "MASK WORKS" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

        "MATURITY DATE" is the Revolving Maturity Date.

        "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts any Borrower owes Bank now or later, including letters of credit and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of any Borrower assigned to Bank.

        "PATENTS" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

        "PERMITTED INDEBTEDNESS" is:

        (a) Borrowers' indebtedness to Bank under this Agreement or the Loan Documents;

        (b) Indebtedness existing on the Closing Date and shown on the Schedule;

        (c) Subordinated Debt;

        (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

        (e) Indebtedness secured by Permitted Liens;

        (f) (i) Indebtedness of any Domestic Borrower to any other Domestic Borrower; (ii) Indebtedness of any Domestic Borrower to any Foreign Borrower or foreign Subsidiary; (iii) Indebtedness of any Foreign Borrower or foreign Subsidiary to any other Foreign Borrower or foreign subsidiary: and (iv) Indebtedness of all of the Foreign Borrowers and foreign Subsidiaries to all Domestic Borrowers in an aggregate amount not to exceed $50,000.00 outstanding at any one time.

        (g) Other Indebtedness not otherwise permitted by Section 7.4 not exceeding $50,000 in the aggregate outstanding at any time; and

        (h) Any extension, refinancing, modification, amendment or restatement of any item of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms, taken as a whole, upon the applicable Borrower or its Subsidiary, as the case may be.

        "PERMITTED INVESTMENTS" are:

        (a) Investments shown on the Schedule and existing on the Closing Date; and

        (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit maturing no more than 1 year after issue and (iv) any Investments permitted by Borrower's investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved by Kanbay's Managers (or, after conversion to a corporation, its Board of Directors);

        (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

        (d) Investments accepted in connection with Transfers permitted by
Section 7.1;

        (e) Investments of Subsidiaries in or to other Subsidiaries or any Borrower and Investments by any Borrower in Subsidiaries, provided, however, that Investments by Domestic Borrowers in Foreign Borrowers and foreign Subsidiaries shall not exceed $500,000.00 in the aggregate in any fiscal year, less the aggregate amount of Transfers to Foreign Borrowers in such fiscal year;

        (f) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Kanbay pursuant to employee stock purchase plans or agreements approved by Kanbay's Managers (or, after conversion to a corporation, its Board of Directors);

        (g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

        (h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of any Borrower in any Subsidiary; and

        (i) Investments in equity interests (including stock and/or warrants) in customers of Borrowers or their Subsidiaries, either as partial consideration for services rendered or as payment of past due amounts, provided that the cash portion of the fees charged to such customer are sufficient to cover Kanbay's projected costs of providing services, i.e. that the equity participation portion of the fees comes out of Kanbay's Profit, but will not result in a Loss on the transaction.

        (j) Other Investments not otherwise permitted by section 7.7 not exceeding $50,000 in the aggregate outstanding at any time.

        "PERMITTED LIENS" are:

        (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

        (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which any Borrower maintains adequate reserves on its Books, IF they have no priority over any of Bank's security interests;

        (c) Purchase money Liens (i) on Equipment acquired or held by any Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, IF the Lien is confined to the property and improvements and the proceeds of the equipment;

        (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrowers' business, IF the leases, subleases, licenses and sublicenses permit granting Bank a security interest;

        (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), BUT any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

        "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

        "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

        "PROFIT" or "LOSS" is net income or loss determined according to GAAP.

        "QUICK ASSETS" is, on any date, Kanbay's consolidated, unrestricted cash, cash equivalents, billed trade accounts receivable (with maturities of less than twelve (12) months) net of allowance for bad debts determined according to GAAP.

        "REQUIRED PROFITABILITY" shall have the meaning set forth in Section 2.1.1(a).

        "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Kanbay.

        "REVOLVING MATURITY DATE" is April 18, 2001.

        "SCHEDULE" is any attached schedule of exceptions.

        "SUBORDINATED DEBT" is debt incurred by any Borrower subordinated to Borrowers' indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

        "SUBSIDIARY" is for any Person, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

        "TERM LOAN" is a Credit Extension of $750,000.00, to be advanced at Closing only.

        "TERM LOAN MATURITY DATE" is September 18, 2002.

        "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrowers' consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

        "TRADEMARKS" are trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of any Borrower connected with the trademarks.

BORROWERS:

KANBAY LLC                                  KANBAY AUSTRALIA PTY, LTD.


By:     /s/ William Weissman                By:       /s/ William Weissman
   ------------------------------------        -------------------------------
Title:   CFO & Secretary                    Title:    Director/CFO
      ---------------------------------            ---------------------------

KANBAY INCORPORATED                         MEGATEC PTY, LTD.


By:     /s/ William Weissman                By:       /s/ William Weissman
   ------------------------------------        -------------------------------
Title:   CFO & Secretary                    Title:   Director/CFO
      ---------------------------------            ---------------------------

KANBAY EUROPE LTD.                          KANBAY HK LTD.


By:     /s/ William Weissman                By:       /s/ William Weissman
   ------------------------------------        -------------------------------
Title:   Director/CFO                       Title:   Director/CFO
      ---------------------------------            ---------------------------

BANK:

SILICON VALLEY BANK


By:     /s/ Authorized Party
   ------------------------------------
Title:   Authorized Party
      ---------------------------------

                                    EXHIBIT A

                                   COLLATERAL

        The Collateral consists of all of each Borrower's right, title and interest in and to the following:

        All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing, wherever located;

        All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including such inventory as is temporarily out of any Borrower's custody or possession or in transit, and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

        All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

        All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to any Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by any Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by any Borrower;

        All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and each Borrower's Books relating to the foregoing;

        All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

        Each Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.